UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2013

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective December 9, 2013, ImmunoGen, Inc. (referred to as “we” or “us”) and Eli Lilly and Company (“Lilly”) amended the Multi-Target Agreement that we entered into with Lilly on December 19, 2011 (the “Multi-Target Agreement”) and the first development and commercialization license that was taken thereunder on August 26, 2013 (the “License Agreement”).  Under these amendments, Lilly now has the right to extend the three-year right-to-test period of the Multi-Target Agreement for up to two six-month periods by payment to us of additional consideration.  In addition, Lilly will retroactively pay us an exercise fee of $2,000,000 for the License Agreement, with the right to elect which one of the additional development and commercialization licenses, if any, taken under the Multi-Target Agreement will have no exercise fee.  Prior to these amendments, the Multi-Target Agreement provided for no extension of the right-to-test period, that no exercise fee was payable in connection with the first development and commercialization license taken thereunder, and that we would be entitled to receive an exercise fee of $2,000,000 for every subsequent development and commercialization license.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: December 13, 2013	/s/ Daniel M. Junius

Daniel M. Junius
President and Chief Executive Officer